EXHIBIT 10.5

POWDER RIVER BASIN GAS CORP.

COMMON STOCK PURCHASE WARRANT

This Stock Purchase Warrant ("Warrant") is granted, made and entered into October 31, 2007 by and between Texoma Oil Field Services, Inc. (“Holder”) and Powder River Basin Gas Corp. ("Company").

For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Grant of Warrant.  Subject to the terms and conditions of this Warrant, the Company hereby grants Holder this Warrant consisting of a right to purchase 2,000,000 shares of Common Stock of the Company ("Warrant Shares") at an exercise price of $0.25  per share, the fair market value on the date hereof, upon the other terms and conditions set forth in this Agreement.

2.

Term.  The term of this Warrant shall  expire on October 31, 2007.  The Warrant is fully vested and may be exercised at any time in Holder's sole discretion, in whole or in part, prior termination in accordance herewith.

3.

Procedure for Exercise.  This Warrant shall be exercised only by written notice to the Company stating the number of shares to be purchased and accompanied by payment of the exercise price per share times the number of shares to be purchased, together with a completed Subscription Agreement in form and substance acceptable to the Company.  The Company shall promptly cause its transfer agent to  issue to Holder certificates representing the Warrant Shares so purchased.  The Certificates representing the Warrant Shares shall bear a restrictive transfer legend in customary form.

4.

Transferability.  This Warrant is transferable by Holder, subject to compliance with the requirements of applicable securities and other laws.

5.

Rights as Shareholder.  Holder shall be deemed to own all rights, titles and interests in the Warrant Shares immediately upon the valid exercise of this Warrant and  receipt of payment of the exercise price by the Company  in accordance with this Agreement,  but Holder shall have no rights as a shareholder with respect to any Warrant Shares until proper exercise and payment of the full exercise price for such Warrant Shares.

6.

Fundamental Corporate Changes.  If the Company changes its corporate structure or mergers, consolidates, sells all or substantially all of its assets or consummates any other form of corporate combination or reorganization ("Fundamental Change"), then Holder shall automatically be entitled to purchase that number and class of securities to which Holder would have been entitled to purchase, if immediately prior to the effective date of such Fundamental Change Holder had exercised this Warrant in full.

7.

No Restrictions.  The existence of this Warrant or any unexercised portions hereof shall not effect in any way the right or power of the Company to (1) make or authorize any or all adjustments in its corporate structure, or (2) alter or amend its corporate charter, or (3) enter into or consummate any Fundamental Change, or (4)  issue any notes, debentures, bonds or securities with rights preferential to the rights of common stock, or (4) dissolve or liquidate, or (5) sell or transfer all or any part of its assets or business.

8.

Corporate Changes.  If the outstanding shares of the Company shall at any time be changed or exchanged in a stock dividend, stock split, combination of shares or other modification in the rights thereof, the number and kind of shares subject to any unexpired portion of this Warrant and the exercise price therefor shall automatically, proportionately and equitably be adjusted to reflect any all such changes.

9.

Condition to the Exercise of this Warrant.  Holder and his authorized representatives agree to make such representations, warranties or agreements as the Company may reasonably request in order to comply with applicable securities or other laws in connection with the issuance and exercise of this Warrant.  Compliance with all such applicable laws is a condition precedent to the exercise of this Warrant, and the Company shall not be obligated to issue shares upon the exercise of this Warrant if to do so would violate any applicable law, rule or regulation.

10.

Taxes.  Holder shall be responsible for all taxes payable by reason of the exercise of this Warrant, but  Holder shall have no liability for any taxes imposed upon the Company for any reason whatsoever.

11.

Investment Representation.  Holder agrees that he is acquiring this Warrant and the Warrant Shares for its own account for investment purposes and not with a view to the sale or other distribution thereof except in accordance with applicable securities and other laws.  Holder agrees that he has such knowledge and experience in financial and business matters and specific knowledge about the Company as he deems necessary or appropriate in order to purchase and to exercise the Warrant.  Holder agrees that he shall be required to bear the full investment risks associated with ownership of this Warrant and the Warrant Shares issuable on the exercise of this Warrant and that certificates representing the Warrant Shares issuable upon the exercise of this Warrant shall bear restrictive transfer legends and stock transfer instructions as applicable law requires.  Holder agrees that a condition of the exercise of this Warrant is the delivery by Holder of  all reasonable representations required by the Company for the Company to insure that the issuance of the Warrant Shares is in compliance with applicable law.

12.

Binding Agreement.  This Warrant is binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.

Governing Law.  This Warrant shall be interpreted by and construed in accordance with the laws of Oklahoma.

In witness whereof, this Warrant is granted effective October 31, 2007.

POWDER RIVER BASIN GAS CORP.

TEXOMA OIL FIELD SERVICES, INC.

By _____________________________

By_____________________________

Brian Fox, President

Mark Cook, President